UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SILVERADO GOLD MINES LTD.
(Exact name of issuer as specified in its charter)

BRITISH COLUMBIA, CANADA	98-0045034
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

1111 WEST GEORGIA STREET, SUITE 505
VANCOUVER, BRITISH COLUMBIA, CANADA V6E 4M3
Tel: (604) 689-1535
(Address of Principal Executive Offices and Zip Code)

2006 Stock Option Plan
(Full Title of Plan)

Mr. Garry L. Anselmo, President
1111 West Georgia Street, Suite 505
Vancouver, British Columbia, Canada V6E 4M3
Tel: 604-689-1535
(Name and address of agent for service)

(604) 689-1535
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:
Michael H. Taylor Lang Michener LLP
Barristers and Solicitors
1500 - 1055 West Georgia Street
Vancouver, British Columbia, Canada, V6E 4N7
Telephone: (604) 689-9111

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered(1)	Registered(2)	Share(3)	Price(4)	Registration Fee

Common Shares	37,000,000	$0.055	$2,035,000	$217.75
	Common Shares	Per Share

(1) This registration statement covers the common shares without par value of Silverado Gold Mines Ltd. issuable upon the exercise of options issued under our 2006 Stock Option Plan (the “2006 Plan”).

(2) This registration statement shall also cover an indeterminable number of additional common shares which may become issuable under the 2006 Plan by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding common shares.

(3) The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based upon: (i) the average exercise price of $0.05 per share of outstanding options to purchase 35,000,000 shares that have been issued to date pursuant to our 2006 Stock Option Plan; and (ii) the market price of our common stock of $0.141 per share as of April 4, 2006 with respect of the remaining options to purchase 2,000,000 shares that may be granted pursuant to our 2006 Plan.

(4) The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of common shares to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Reoffer Prospectus: The material that follows Item 2, beginning on Page P-1 through P-20, up to but not including Part II of this Registration Statement, beginning on Page II-1, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of shares which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the selling shareholders named in the reoffer prospectus.

Item 1. Plan Information.

Silverado Gold Mines Ltd. (“We” or “Silverado”) will provide each option holder (the "Recipient") with documents that contain information related to our 2006 Stock Option Plan and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8 (the "Registration Statement"). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.*

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice. The statement will include the address and telephone number to which any requests for documents should be directed.

*

Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

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REOFFER PROSPECTUS

Silverado Gold Mines Ltd.
1111 West Georgia Street, Suite 505
Vancouver, British Columbia, Canada
V6E 4M3

30,000,000 Common shares

This reoffer prospectus relates to 30,000,000 shares of our common stock may be offered and resold from time to time by the selling shareholders identified in this prospectus for their own account. Each of the selling shareholders is one of our directors or officers. It is anticipated that the selling shareholders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling shareholders will be borne by us.

The common shares are “control securities” under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by selling shareholders on a continuous or delayed basis to the public without restriction.

The selling shareholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is traded on the OTC Bulletin Board under the symbol “SLGLF” On April 4, 2006, the last reported price of our common stock on such market was $0.141 per share.

Investing in our common stock involves risks. See “risk factors” on page 4 of this reoffer prospectus. These are speculative securities.

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act of 1933, as amended.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

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PROSPECTUS SUMMARY

This summary highlights certain information found in greater detail elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our common stock discussed under “Risk Factors” and the financial statements and other information that is incorporated by reference into this prospectus, before making an investment decision. In addition, this prospectus summarizes other documents which we urge you to read.

All references in this prospectus to “Silverado,” “we,” “us,” “our” or “our company” refer to Silverado Gold Mines Ltd. and our consolidated subsidiaries.

Our Business

We are engaged in the acquisition and exploration of mineral properties in the State of Alaska. Our primary focus is the exploration of our Nolan Gold Project, located 175 miles north of Fairbanks, Alaska. Our plan of operations is to carry out exploration activities at the Nolan Gold Project. Our exploration activities include test mining activities that we carry out as part of our exploration programs.

We are also seeking financing to enable us to proceed with the construction of a commercial test facility to establish the viability of the production of low-rank coal-water fuel as a replacement for oil fired boilers and utility generators. There is no assurance that we will be able to obtain any financing for this project.

Corporate Organization

Silverado Gold Mines Ltd. was incorporated under the laws of British Columbia, Canada in June 1963. We operate in the United States through our wholly owned subsidiary, Silverado Green Fuel Inc. (formerly Silverado Gold Mines Inc.) (“Silverado Green Fuel”), an Alaskan company incorporated in 1981. We filed a transition application and notice of articles with the British Columbia Registrar of Companies on April 20, 2004 in order to replace our former memorandum adopted under the British Columbia Company Act and to alter our current articles to the extent necessary to ensure compliance with the British Columbia Business Corporations Act (the “BC Business Corporations Act”). The BC Business Corporations Act came into force in British Columbia on March 29, 2004 and replaced the former British Columbia Company Act. The transition notice and notice of articles was filed under the BC Business Corporations Act that requires any British Columbia company incorporated under the former British Columbia Company Act to, within two years following the coming into force of the BC Business Corporations Act, transition under the BC Business Corporations Act by filing with the British Columbia Registrar of Companies a transition application and notice of articles.

Our exploration activities are managed and conducted by affiliated companies, Tri-Con Mining Ltd. (“Tri-Con”), Tri-Con Mining Inc. and Tri-Con Mining Alaska Inc. pursuant to written operating agreements. Each of Tri-Con, Tri-Con Mining Inc. and Tri-Con Mining Alaska Inc. are privately owned corporations controlled by Garry L. Anselmo, who is our president, chief executive officer and chief financial officer and is the chairman of our board of directors. See the section of our 2005 Annual Report entitled “Certain Relationships and Related Transactions.”

Mineral Exploration Business

We hold interests in four groups of mineral properties in Alaska, as described below:

1.	our Nolan Gold Project;

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2.	our Ester Dome Gold properties;

3.	our Hammond properties; and

4.	our Eagle Creek properties.

We are an exploration stage company. All of our properties are presently in the exploration stage. We do not have any commercially viable reserves on any of our properties. There is no assurance that a commercially viable mineral deposit exists on any of our mineral properties. Further exploration will be required before a final evaluation as to the economic and legal feasibility of mining of any of our properties is determined. There is no assurance that further exploration will result in a final evaluation that a commercially viable mineral deposit exists on any of our mineral properties.

Our plan of operations for each of our groups of mineral properties is discussed below. Further detail regarding our mineral properties and our plans for exploration of our mineral properties is provided in our Annual Report on Form 10-KSB for the year ended November 30, 2005, as amended (our "2005 Annual Report") under the heading “Description of Properties.”

1. The Nolan Gold Project

Our primary area of exploration interest is the Nolan Gold Project. The properties comprising the Nolan Gold Project, our exploration activities at the Nolan Gold Project and our plan of operations for the Nolan Gold Project are discussed in detail in the section of our 2005 Annual Report entitled “Description of Properties.”

Our activities at the Nolan Gold Project are exploration stage activities. There is no assurance that a commercially viable mineral deposit exists on the Nolan Gold Project. Further exploration will be required before a final evaluation as to the economic and legal feasibility of mining of the Nolan Gold Project is determined. There is no assurance that further exploration will result in a final evaluation that a commercially viable mineral deposit exists on the Nolan Gold Project.

2. Ester Dome Property

The properties comprising our Ester Dome gold project are discussed in detail under the heading Description of Properties in our 2005 Annual Report. We are presently not undertaking any exploration activities on the Ester Dome Gold Project. However, we have commissioned a technical report that will include the Ester Dome Gold Project in order to update and consolidate our technical information on the Ester Dome Gold Project. That report was completed in December of 2005.

We plan to convert the Grant mine mill located on the Ester Dome properties into a research and development facility for the low-rank coal-water fuel business, as discussed in our 2005 Annual Report. We also plan to continue reclamation work on our Ester Dome holdings during 2006. We plan to use our heavy equipment presently located at the Nolan Gold Project to do this work during August 2006.

3. Hammond Property

The properties comprising our Hammond property are discussed in detail under the heading Description of Properties in our 2005 Annual Report . We are presently not undertaking any exploration activities on the Hammond property. This property is also referred to as the “Slisco Bench” property.

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4. Eagle Creek Property

The properties comprising our Eagle Creek property are discussed in detail under the heading Description of Properties in our 2005 Annual Report . We are presently not undertaking any exploration activities on the Eagle Creek property.

Low-Rank Coal Water-Fuel Business

We commenced development of a low-rank coal-water fuel business in 2000. Our determination to enter into this business was based on a decision to broaden our business beyond mineral exploration and production. This aspect of our business is still in the start-up phase of operations and no revenues have been achieved to date. We do not anticipate that revenues from this technology will be achieved until commercialization of the technology has been established.

We entered the fuel sector in 2000 by forming a new “Fuel Technology” division which operates out of Fairbanks, Alaska. This division of the business is operated by our wholly owned subsidiary, Silverado Green Fuel Inc. (formerly Silverado Gold Mines Inc.), under the supervision of Dr. Warrack Willson, Vice-President of Fuel Technology. The fuel product is called low-rank coal-water fuel (LRCWF), which is a low-cost, non-toxic, non-hazardous alternative to oil fuels used in commercial boilers for the production of electricity and industrial heat. As a liquid fuel enjoys all the benefits of liquid handling and storage, LRCWF allows coal to be used sight unseen and is made from America’s most abundant fossil energy resource. This fuel is produced from ground low-rank coal that has been hydrothermally treated. Hydrothermal treatment (HT) is an advanced technology, featuring moderate temperature/pressure, non-evaporative drying, which irreversibly removes much of the inherent moisture from low-rank coal and allows the formulation of commercially viable LRCWFs. HT is similar in many respects to pressure cooking, and it retains all of the desirable combustion characteristics of low-rank coal. When LRCWF is injected into a boiler, the particles ignite and burn rapidly, which leads to little or no boiler derating when substituted for oil. We believe that demand for the LRCWF and its production and utilization technology exists because of the high cost of oil and the desire for economical alternatives to oil that are environmentally friendly.

Our objective is to establish the commercial viability of the low-rank coal-water fuel technology by adapting our Grant Mill located on the Ester Dome property into a commercial-scale demonstration facility for producing and testing LRCWF. The estimated cost of a three-year demonstration project is $20,000,000. In 2002, we applied to the United States Department of Energy (DOE) under the first solicitation of their Clean Coal Power Initiative on July 30, 2002 for a 50:50 cost share funding with objective of achieving the financing necessary to proceed with the demonstration project. Our application was not selected. Based on news from the Department of Energy (DOE), we determined in 2004 not to submit a proposal to the DOE’s second solicitation under the Clean Coal Initiative in September 2004, as the DOE imposed a narrower focus for the second round of solicitations, namely “technology advancements for gasification-based electricity production, advanced mercury control, and sequestration and sequestration-readiness.” We are continuing work to gain alternate funding through the US Government and through private sources for this project. There is no assurance that we will obtaining any funding.

From time to time as conditions or funds warrant, we may re-evaluate our development programs in response to changing economic or environmental conditions. Such a re-evaluation may result in us not pursuing the commercialization of the low-rank coal-water fuel technology or the construction of a demonstration facility.

RISK FACTORS

An investment in our common shares is highly speculative. Before deciding to invest in our common stock, you should carefully consider each of the following risk factors and all of the other information set forth in

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this prospectus. The following risks could materially harm our business, financial condition or future results. If that occurs, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Relating to Our Business

If we do not obtain new financings, the amount of funds available to us to pursue exploration activities at the Nolan Gold Project and to pursue further exploration of our mineral properties will be reduced.

We have relied on recent private placement financings in order to fund exploration of the Nolan Gold Project. We will continue to require additional financing to complete our plan of operations for exploration work at the Nolan Gold Project and to carry out our exploration programs on our other mineral properties. While our financing requirements may be reduced if gold recoveries are achieved, any impairment in our ability to raise additional funds through financings would reduce the available funds for the exploration of the Nolan Gold Project, including additional test mining activities, with the result that our plan of operations may be adversely affected and potential recoveries reduced or delayed.

As we have a working capital deficit and we have not reported revenues in our last three fiscal years there is no assurance that we will be able to achieve the financing necessary to enable us to proceed with our exploration activities, including test mining activities.

We had a working capital deficiency of $855,147 as of November 30, 2005. We did not report revenues in our last three fiscal years ended November 30, 2005, 2004 or 2003. Our plan of operations calls for expenditures of a minimum of $759,000 to be incurred by us over the next six months in order to continue our Swede Channel underground test mining activities at the Nolan Gold Project. While we will apply proceeds from gold sales generated from our test mining activities to cover our exploration expenditures, we anticipate that proceeds from gold sales over the next twelve months will not exceed our projected expenditures during this period with the result that we will require substantial financing in order for us to pursue our plan of operations. If we do not achieve the necessary financing, then we will not be able to proceed with our planned exploration activities, including our planned test mining activities, and our financial condition, business prospects and results of operations will be materially adversely affected.

As we have not established that there are any commercially viable mineral deposits on our Nolan property and we have not established commercially viable operations on the Nolan Gold Project, there is no assurance that any amounts we recover from test mining activities on the Nolan Gold Project will exceed the costs of recovering this gold.

Our activities at the Nolan Gold Project are in the exploration stage. While we have undertaken test mining activities at the Nolan Gold Project as part of our exploration programs, we have not yet established a commercially viable operation on our Nolan Gold Project. Further, we have historically attempted to mine the placer gold deposits at the Nolan Gold Project without obtaining sufficient drilling and sampling information to meet data density standards commonly used by commercial-sized placer mining companies. We may continue with test mining activities at the Nolan Gold Project without establishing that the placer deposits contain commercially viable mineral deposits. As we may proceed with these activities without first establishing that the placer deposits contain commercially viable mineral deposits, there is no assurance that we will recover quantities of gold that will enable us to achieve sales of gold that will exceed our costs of recovering the gold. In this event, our costs of exploration will exceed any amount recovered from test mining activities that we carry out as part of our exploration program on the Nolan Gold Project.

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If we are unable to achieve projected gold recoveries from our test mining activities at the Nolan Gold Project, then our financial condition will be adversely affected and we will have less cash with which to pursue our operations.

We plan to undertake test mining activities as part of our exploration program for the Nolan Gold Project. Our objective is to recover gold from test mining activities to off-set the exploration cost of our test mining activities. As we have not established any reserves on this property, there is no assurance that actual recoveries of gold from material mined during test mining activities will equal or exceed our exploration costs. If gold recoveries are less than projected, then our gold sales will be less than anticipated and may not equal or exceed the cost of exploration and recovery in which case our operating results and financial condition will be adversely affected.

If the price of gold declines, our financial condition and ability to obtain future financings will be impaired.

Our business is extremely dependent on the price of gold. Our recoveries from sales of gold for the current fiscal year are dependent on the price of gold in addition to the quantity of gold that we are able to recover. If gold prices decline prior to the recovery and sale of gold from the Nolan Gold Project, then our recoveries from sales of gold and financial condition will be adversely impacted. We have not undertaken any hedging transactions in order to protect us from a decline in the price of gold. A decline in the price of gold may also decrease our ability to obtain future financings to fund our planned exploration programs activities.

The price of gold is affected by numerous factors, all of which are beyond our control. Factors that tend to cause the price of gold to decrease include the following:

(a)	Sales or leasing of gold by governments and central banks;

(b)	A low rate of inflation and a strong US dollar;

(c)	Speculative trading;

(d)	Decreased demand for gold’s industrial, jewellery and investment uses;

(e)	High supply of gold from production, disinvestment, scrap and hedging;

(f)	Sales by gold producers and foreign transactions and other hedging transactions;

(g)	Devaluing local currencies (relative to gold price in US dollars) leading to lower production costs and higher production in certain major gold producing regions.

If costs of gold recovery at our Nolan Gold Project are higher than anticipated, then our financial condition and ability to pursue additional exploration will be adversely affected.

We have proceeded with test mining activities on the Nolan Gold Project on the basis of estimated capital and operating costs. If capital and operating costs are greater than anticipated, then cash used in test mining activities at the Nolan Gold Project will be greater than anticipated. Increased cash used in test mining activities will cause us to have less funds for other expenses, such as administrative and overhead expenses and exploration of our other mineral properties and further test mining activities on the Nolan Gold Project. In this event, our financial condition will be adversely affected and will have less funds with which to pursue our exploration programs.

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If our exploration costs are higher than anticipated, then our financial condition and ability to pursue additional exploration will be adversely affected.

We are currently proceeding with exploration of our mineral properties on the basis of estimated exploration costs. This exploration program includes drilling programs at various locations within the Nolan Gold Project. If our exploration costs are greater than anticipated, then we will have less funds for our exploration activities, including test mining activities, that we plan to carry out at our Nolan Gold Project, and for our general and administrative expenses. In this event, our financial condition will be adversely affected, our losses will increase and we will have less funds with which to pursue our exploration programs. Factors that could cause exploration costs to increase include adverse weather conditions, difficult terrain and shortages of qualified personnel.

Exploration activities, including test mining and operating activities, are inherently hazardous.

Mineral exploration activities, including test mining activities, involve many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations that we undertake will be subject to all the hazards and risks normally incidental to exploration, test mining and recovery of gold and other metals, any of which could result in work stoppages, damage to property and possible environmental damage. The nature of these risks are such that liabilities might result in us being forced to incur significant costs that could have a material adverse effect on our financial condition and business prospects.

There is no assurance that any of our mineral resources will ever be classified as reserves under the disclosure standards of the Securities and Exchange Commission.

Our 2005 Annual Report discusses our mineral resources in accordance with Canadian National Instrument 43-101, as discussed in the section of our 2005 Annual Report entitled “Description of Properties”. Resources are classified as “measured resources”, indicated resources” and “inferred resources” under NI 43-101. However, U.S. investors are cautioned that the United States Securities and Exchange Commission does not recognized these resource classifications. There is no assurance that any of our mineral resources will be converted into reserves under the disclosure standards of the United States Securities and Exchange Commission. Further, “‘inferred resources” have a great amount of uncertainty as to their existence, and economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that part or all of an “inferred resource” exists, or is economically or legally mineable.

If we experience exploration accidents or other adverse events at our Nolan Gold Project, then our financial condition and profitability could be adversely affected.

Our exploration activities, including test mining activities, at the Nolan Gold Project are subject to adverse operating conditions. Exploration accidents or other adverse incidents, such as cave-ins or flooding, could affect our ability to continue test mining activities at the Nolan Gold Project. A particular concern at the Nolan Gold Project is warm temperatures that can reduce the winter season during which we can safely conduct underground test mining activities. The occurrence of any of these events could cause a delay in production of gold or could reduce the amount of gold that we are able to recover, with the result that our ability to achieve recoveries from gold sales and to sustain operations would be adversely impacted. Adverse operating conditions may also cause our operating costs to increase. Exploration accidents or other adverse events could also result in an adverse environmental impact to the land on which our operations are located with the result that we may become subject to the liabilities for environmental clean up and remediation.

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If we become subject to increased environmental laws and regulation, our operating expenses may increase.

Our exploration activities, including test mining activities, are regulated by both US Federal and State of Alaska environmental laws that relate to the protection of air and water quality, hazardous waste management and mine reclamation. These regulations may impose operating costs on us. If the regulatory environment for our operations changes in a manner that increases costs of compliance and reclamation, then our operating expenses would increase with the result that our financial condition and operating results would be adversely affected.

As we have not reported revenues in recent fiscal periods, there is no assurance that we will be able to continue as a going concern.

Our financial statements included with our 2005 Annual Report have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended November 30, 2005. If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

Because of the speculative nature of exploration of mineral properties, there is no assurance that our exploration activities will result in the discovery of new commercially exploitable quantities of minerals or that we will be able to establish proven and probable reserves as a result of our exploration.

We plan to continue exploration on our mineral properties. The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that additional exploration on our properties will establish that additional commercially exploitable reserves of gold exist on our properties. Problems such as unusual or unexpected geological formations or other variable conditions are involved in exploration and often result in exploration efforts being unsuccessful. The additional potential problems include, but are not limited to, unanticipated problems relating to exploration and attendant additional costs and expenses that may exceed current estimates. These risks may result in us being unable to establish the presence of commercial exploitable quantities of ore on our mineral claims with the result that our ability to fund future exploration activities may be impeded.

As we face intense competition in the exploration industry, we will have to compete with our competitors for financing and for qualified managerial and technical employees.

The exploration industry is intensely competitive in all of its phases. Competition includes large established exploration companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We also compete with other exploration companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration programs may be slowed down or suspended.

Our business venture into the low rank coal water fuel business is subject to a high risk of failure.

Our business venture into the low rank coal water fuel technology business is at a very early stage and is subject to a high risk of failure. The low rank coal water fuel technology has not been proven by us to be a commercially viable fuel alternative. In order to establish commercial viability, we will have to undertake the construction and operation of the contemplated demonstration facility. The construction and three year operation of the demonstration facility would cost approximately $20 million. Even if the demonstration

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facility were constructed and operational, there is no assurance that the commercial viability of this process would be established or that we would be able to expand the facility into a commercially viable operation or to generate revenues from this technology. We are pursuing funding from the United States federal and state governments and from private sources to fund the construction of the demonstration facility. There is no assurance that we will succeed in obtaining government or private funding for this project. Even if funding is obtained and the demonstration facility constructed, there is no assurance that we would be able to generate profits or revenues from the operation of the demonstration facility.

Risks Related To This Offering

Sales of a substantial number of our common shares into the public market by any selling shareholders will dilute your interest and may result in significant downward pressure on the price of our common shares, which could affect the ability of our shareholders to realize the current trading price of our common shares. In addition, a decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 438,672,479 shares of common shares issued and outstanding as of February 22, 2006. When the registration statement of which this prospectus forms a part becomes effective, the selling shareholders may be reselling up to 30,000,000 shares of our common stock. As a result, a substantial number of our common shares may be available for resale subject to any vesting provisions contained in the individual stock option agreements, which could have an adverse effect on the price of our common stock. The issuance of any such shares may also result in a reduction of the book value of the outstanding shares of our common stock, as well as a reduction in the proportionate ownership and voting power of all other shareholders.

Any significant downward pressure on the price of our common stock as the selling shareholders sell the shares of our common stock could encourage short sales by the selling shareholders or others. Any such short sales could place further downward pressure on the price of our common stock.

A prolonged decline in the price of our common stock could have a negative impact on our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common shares could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future could force us to reallocate funds from other planned uses and have a significant negative effect on our business plans and operations, including our ability to complete our exploration programs.

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our shareholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the National Association of Securities Dealers. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the company's operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex. Accordingly, you may have difficulty reselling any of the shares you purchase from the selling shareholders.

Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a shareholder's ability to buy and sell our stock.

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The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a shareholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the NASD (National Association of Securities Dealers Inc.) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for its shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that are and will be incorporated by reference into this prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the market price of gold, availability of funds, government regulations, common share prices, operating costs, capital costs, outcomes of test mining activities and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration activities, including test mining activities, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. In

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evaluating these statements, you should consider various factors, including the risks outlined below, and, from time to time, in other reports we file with the SEC. These factors may cause our actual results to differ materially from any forward-looking statement. We disclaim any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

DETERMINATION OF OFFERING PRICE

The selling security holders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling shareholders pursuant to this prospectus. All of the 30,000,000 common shares which may be offered pursuant to this reoffer prospectus underlie stock options granted under our 2006 Stock Option Plan. We will receive proceeds from the exercise of these outstanding stock options upon their exercise based on the exercise price of $0.05 per share. If all stock options were exercised, we would receive aggregate proceeds of $1,500,000. All proceeds, if any, from the exercise of these future options will be added to our working capital.

The selling shareholders will receive all proceeds from the sales of these shares, and they will pay any and all expenses incurred by them for brokerage, accounting or tax services (or any other expenses incurred by them in disposing of their shares).

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus (the “Selling Shareholders”) are offering all of the 30,000,000 shares offered through this prospectus. The shares are comprised of 30,000,000 shares that may be sold pursuant to the exercise of stock options granted to the selling shareholders pursuant to our 2006 Stock Option Plan (the “2006 Plan”).

The following table provides, as of March 28, 2006, information regarding the beneficial ownership of our common shares held by each of the selling shareholders, including:

1.	the number of shares owned by each selling shareholder prior to this offering;

2.	the total number of shares that are to be offered by each selling shareholder;

3.	the total number of shares that will be owned by each selling shareholder upon completion of the offering;

4.	the percentage owned by each selling shareholder; and

5.	the identity of the beneficial holder of any entity that owns the shares.

Information with respect to beneficial ownership is based upon information obtained from the selling shareholders. Information with respect to “Shares Beneficially Owned Prior to the Offering” includes the shares issuable upon exercise of the stock options held by the selling shareholders as these warrants are exercisable within 60 days of March 22, 2006. The “Number of Shares Being Offered” includes the shares that may be acquired by the selling shareholders pursuant to the exercise of stock options granted to the selling shareholders pursuant to our 2006 Stock Option Plan. Information with respect to “Shares

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Beneficially Owned After the Offering” assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common shares by the selling shareholders. Except as described below and to our knowledge, the named selling shareholder beneficially owns and has sole voting and investment power over all shares or rights to these shares.

Because the selling shareholders may offer all or part of the common shares currently owned or the common shares received upon exercise of the options, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of options that will be held upon termination of this offering. The common shares currently owned and the common shares received upon exercise of the options or warrants offered by this reoffer prospectus may be offered from time to time by the selling shareholders named below.

Up to 37,000,000 common shares issued pursuant to stock awards or the exercise of stock options by officers, directors, employees or consultants who are eligible to participate in our 2006 Stock Option Plan may be sold pursuant to this reoffer prospectus. Eligibility to participate in the 2006 Plan is available to our officers, directors, employees and eligible consultants, as well as the officers, directors, employees and eligible consultants of any of our subsidiaries including their subsidiaries, as determined solely by our board of directors. Options to purchase 30,000,000 common shares have been granted under our 2006 Stock Option Plan to our directors and officers, each of whom is named as a selling shareholder in this reoffer prospectus. The following table contains information for the selling shareholders offering 30,000,000 shares pursuant to the 2006 Plan.

			Number of	Shares Beneficially Owned
	Shares Beneficially Owned		Shares Being	Upon Completion of the
	Prior To This Offering(1)		Offered	Offering(1)
Name of Selling Shareholder	Number	Percent(2)		Number	Percent(2)

Garry L. Anselmo,	30,550,000(3)	5.6%	15,000,000	15,550,000	3.0
Director, President,
Chief Executive Officer and
Chief Financial Officer

James F. Dixon,	7,014,484(4)	1.4%	3,000,000	4,014,484	0.8
Director

Stuart McCulloch,	5,683,400(5)	1.1%	3,000,000	2,683,400	0.5
Director

John R. Mackay	3,600,000(6)	0.7%	2,000,000	1,600,000	0.3
Secretary

Edward Armstrong	11,285,000(7)	2.2%	4,000,000	7,285,000	1.4
President of
Silverado Green Fuel Inc.

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			Number of	Shares Beneficially Owned
	Shares Beneficially Owned		Shares Being	Upon Completion of the
	Prior To This Offering(1)		Offered	Offering(1)
Name of Selling Shareholder	Number	Percent(2)		Number	Percent(2)

Warrack Willson	6,750,000(8)	1.3%	3,000,000	3,750,000	0.7
Vice-President of
Silverado Green Fuel Inc.

Total	64,882,884(9)	11.3%	30,000,000	34,882,884	6.4

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of common shares actually outstanding on April 3, 2006.

(2)	Applicable percentage of ownership is based on 514,550,279 common shares outstanding as of April 3, 2006.

(3)

Consists of 4,050,000 shares held by Garry L. Anselmo, 7 shares owned by Tri-Con Mining Ltd, and 26,500,000 shares that can be acquired by Mr. Anselmo upon exercise of options to purchase shares held by Mr. Anselmo within 60 days of the date hereof. Of the shares that may be acquired upon exercise of outstanding stock options, 15,000,000 shares may be acquired upon exercise of stock options granted under the 2006 Plan.

(4)

Consists of 214,484 shares held directly and indirectly by James F. Dixon and 6,800,000 shares that can be acquired by Mr. Dixon upon exercise of options to purchase shares held by Mr. Dixon within 60 days of the date hereof. Of the shares that may be acquired upon exercise of outstanding stock options, 3,000,000 shares may be acquired upon exercise of stock options granted under the 2006 Plan.

(5)

Consists of 33,400 shares held by Stuart McCulloch and 5,650,000 shares that can be acquired by Mr. McCulloch upon exercise of options to purchase shares held by Mr. McCulloch within 60 days of the date hereof. Of the shares that may be acquired upon exercise of outstanding stock options, 3,000,000 shares may be acquired upon exercise of stock options granted under the 2006 Plan.

(6)

Consists of 100,000 shares held by Mr. Mackay and 3,500,000 shares that can be acquired by Mr. Mackay upon exercise of options to purchase shares held by Mr. Mackay within 60 days of the date hereof. Of the shares that may be acquired upon exercise of outstanding stock options, 2,000,000 shares may be acquired upon exercise of stock options granted under the 2006 Plan.

(7)

Consists of 2,005,000 shares held by Mr. Armstrong and 9,280,000 shares that can be acquired by Mr. Armstrong upon exercise of options to purchase shares held by Mr. Armstrong within 60 days of the date hereof. Of the shares that may be acquired upon exercise of outstanding stock options, 4,000,000 shares may be acquired upon exercise of stock options granted under the 2006 Plan.

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(8)

Consists of 1,200,000 shares held by Dr. Willson and 5,550,000 shares that can be acquired by Dr. Willson upon exercise of options to purchase shares held by Dr. Willson within 60 days of the date hereof. Of the shares that may be acquired upon exercise of outstanding stock options, 3,000,000 shares may be acquired upon exercise of stock options granted under the 2006 Plan.

(9)

Consists of 7,602,884 shares held by our directors and officers and 57,280,000 shares that can be acquired by our directors and officers upon exercise of options to purchase shares held by our directors and officers within 60 days of the date hereof. Of the shares that may be acquired upon exercise of outstanding stock options, 30,000,000 shares may be acquired upon exercise of stock options granted under the 2006 Plan.

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act of 1933, as amended.

PLAN OF DISTRIBUTION

Timing of Sales

The selling shareholders may offer and sell the shares covered by this prospectus at various times. The selling shareholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling shareholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The selling shareholders will sell their shares at an offering price of $0.25 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market. Thereafter, the sales price offered by the selling shareholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling shareholders determine from time to time.

Our common stock is not currently listed on any national exchange or qualified for trading on any electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or to qualify our shares for trading on any electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

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1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling shareholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling shareholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling shareholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholder.

Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

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Regulation M

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling shareholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling shareholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may

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affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $10,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

EXPERTS

Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon for us by Lang Michener LLP, of Vancouver, British Columbia.

The financial statements included in this prospectus and registration statement have been audited by Berkovits, Lago & Company, LLP, our current independent registered public accounting firm, and Amisano Hanson, our prior independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the registration statement. These financial statements are included in reliance upon the authority of said firms as experts in auditing and accounting.

INTERESTS OF EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

MATERIAL CHANGES

There have been no material changes in our affairs since the end of our last fiscal year on November 30, 2005, other than those changes that have been described in our 2005 Annual Report, in our Quarterly Reports on Form 10-QSB and our Current Reports on Form 8-K that we have filed with the Securities and Exchange Commission. See below under “Where You Can Find More Information” for an explanation of where you can view our filings with the Securities and Exchange Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, including all filings made pursuant to the Exchange Act after the initial

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filing of the registration statement that contains this prospectus and before the termination of the offering of our common shares pursuant to this prospectus:

(a)	Our 2005 Annual Report filed with the Securities and Exchange Commission on February 28, 2006, and as amended on March 28, 2006;

(b)	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2006;

(c)

The description of our common shares which is contained in our Form 10 Registration Statement, filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) under SEC File No. 0-12132 originally on May 11, 1984 and as amended through July 10, 1984.

The information about us that is contained in this prospectus is not comprehensive and you should also read the information in the documents incorporated by reference into this prospectus. Information that we file later with the SEC and that is incorporated by reference into this prospectus will automatically update and supersede information in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon oral or written request at no expense to the requester. Any request for this information shall be directed to Mr. John Mackay, our corporate secretary, at the following address and phone number:

Mr. John Mackay, Corporate Secretary
1111 West Georgia Street, Suite 505
Vancouver, British Columbia, Canada V6E 4M3
Tel: 604-689-1535

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company under the Securities Exchange Act of 1934 (the “Exchange Act”) and we file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission. You may read and copy any material that we file with the Securities and Exchange Commission at the public reference room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding issuers that file electronically with the Commission. This prospectus is part of a registration statement on Form S-8 that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities offered, including certain exhibits. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's Internet site.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any supplement that we have referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not

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consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the British Columbia Business Corporations Act (the “BC Corporations Act”) and the Articles of Silverado. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

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SILVERADO GOLD MINES LTD.

30,000,000 Shares of Common Stock to be Offered and Sold by Selling Shareholders

April 4, 2006

____________________________________

REOFFER PROSPECTUS
____________________________________

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this reoffer prospectus. Any information or representations not herein contained, if given or made, must not be relied upon as having been authorized by Silverado. This reoffer prospectus does not constitute an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this reoffer prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of Silverado or that the information contained herein is correct as of any time subsequent to the date of this reoffer prospectus. However, in the event of a material change, this reoffer prospectus will be amended or supplemented accordingly.

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the United States Securities and Exchange Commission (the "SEC") are incorporated into this Registration Statement by reference:

(a)	Annual Report on Form 10-KSB for the fiscal year ended November 30, 2005, filed with the Securities and Exchange Commission on February 28, 2006, and as amended on March 28, 2006;

(b)	Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2006;

(c)

The description of the Registrant’s common shares which is contained in its Form 10 Registration Statement, filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) under SEC File No. 0-12132 originally on May 11, 1984 and as amended through July 10, 1984.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http://www.sec.gov.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

II – 1

The officers and directors of Silverado are indemnified as provided by the British Columbia Business Corporations Act (the “BC Corporations Act”) and the Articles of Silverado.

The BC Corporations Act provides that a company, with the approval of the court, may indemnify a person who is a director or former director of the company, or as a director or former director of a corporation of which we are or was a shareholder and the person’s heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by the person, including an amount paid to settle an action or satisfy a judgment in a civil or criminal or administrative action or proceeding to which the person is made a party because of being or having been a director, including an action brought by the company or corporation, if:

(a)	the person acted honestly and in good faith with a view to the best interests of the corporation of which the person is or was a director; and;

(b)	in the case of a criminal or administrative action or proceeding, the person had reasonable grounds for believing the person’s conduct was lawful.

The Articles of the Company provide that, subject to the provisions of the BC Corporations Act, the Company shall indemnify a director or former director of the Company and the Company may indemnify a director or former director of a corporation of which we are or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually or reasonably incurred by him or them in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director of the Company or a director of such corporation, including any action brought by the Company or any such corporation. Each director, on being elected or appointed, shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

The Articles of the Company also provide that, subject to the provisions of the BC Corporations Act, the directors may cause the Company to indemnify any officer, employee or agent of the Company or a corporation of which we are or was a shareholder (notwithstanding that he may also be a director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or such corporation. In addition, the Company shall indemnify the secretary and any assistant secretary of the Company if he is not a full-time employee of the Company and notwithstanding that he may also be a director and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the secretary by the BC Corporations Act or the Articles of the Company and the secretary and assistant secretary shall, upon being appointed, be deemed to have contracted with the Company on the terms of the foregoing indemnity.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

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Exhibit Number	Description of Exhibit
4.1	2006 Stock Option Plan (1)
5.1	Legal Opinion of Lang Michener LLP (1)
23.1	Consent of Berkovits Lago & Company, Independent Registered Public Accountant (1)
23.2	Consent of Amisano Hanson, Chartered Accountants (1)
23.3	Consent of Lang Michener LLP (2)
24.1	Power of Attorney (Included in Signature Page)

(1)	Filed as an exhibit to this registration statement on Form S-8

(2)	Included in Exhibit 5.1

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	to include any material information with respect to the plan of distribution,

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 14(d) of the Securities Exchange Act of 1934;

(2)

that, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

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(3)	to remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering;

(4)

for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

	(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

	(iv)	any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Silverado Gold Mines Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia on the 5th day of April, 2006

SILVERADO GOLD MINES LTD.

By:	/s/ Garry L. Anselmo
Garry L. Anselmo, President
(Principal Executive Officer)
(Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Garry L. Anselmo, President as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title	Date

President & Director
/s/ Garry L. Anselmo	(Principal Executive Officer)	April 5, 2006
GARRY L. ANSELMO	(Principal Accounting Officer)

/s/ Stuart McCulloch	Director	April 5, 2006
STUART MCCULLOCH

/s/ James F. Dixon	Director	April 5, 2006
JAMES F. DIXON

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